Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Jacob Funds II (formerly PineBridge Mutual Funds), does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Jacob Funds II (formerly PineBridge Mutual Funds) for the period ended May 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Jacob Funds II (formerly PineBridge Mutual Funds) for the stated period.

/s/ Robin C. Thorn Robin C. Thorn President Jacob Funds II (formerly PineBridge Mutual Funds)	/s/ Jospeh Altobelli Joseph Altobelli Chief Financial Officer & Treasurer, Jacob Funds II (formerly PineBridge Mutual Funds)
Dated: August 9, 2012	Dated: August 4, 2012

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Jacob Funds II (formerly PineBridge Mutual Funds) for purposes of Section 18 of the Securities Exchange Act of 1934.